Exhibit 99

NetBank, Inc. Monthly Operating Statistics and Financial Data

(Unaudited; $ in thousands, except account balances)

	September 30,	October 31,	November 30,	December 31,	January 31,	February 28,	March 31,	April 30,	May 31,	June 30,	July 31,	August 31,	Sept 30,
	2005	2005	2005	2005	2006	2006	2006	2006	2006	2006	2006	2006	2006
NETBANK, INC. CONSOLIDATED

Retail customers	256,077	255,319	256,915	257,631	257,982	255,726	255,259	253,899	252,495	249,058	246,971	245,040	243,230
Business customers	26,498	26,650	28,013	28,038	27,929	27,687	27,702	27,715	27,396	26,574	26,225	25,917	25,539
Total customers	282,575	281,969	284,928	285,669	285,911	283,413	282,961	281,614	279,891	275,632	273,196	270,957	268,769

Services per customer (consolidated)	1.82	1.83	1.83	1.83	1.84	1.85	1.86	1.87	1.89	1.90	1.90	1.91	1.91
Services per customer (bank only)	2.36	2.36	2.36	2.36	2.37	2.37	2.38	2.39	2.41	2.43	2.43	2.44	2.44
Total average assets (consolidated)	$5,078,613	$4,966,622	$4,929,082	$4,916,549	$4,900,007	$4,826,823	$4,720,452	$4,457,928	$4,499,860	$4,553,688	$4,273,000	$4,337,033	$3,916,188

RETAIL BANKING SEGMENT

Online bill pay penetration (accounts > 90 days)	56%	56%	56%	56%	56%	55%	55%	55%	54%	54%	54%	53%	53%
Direct deposit of payroll penetration (accounts > 90 days)	56%	56%	56%	56%	56%	56%	56%	57%	57%	55%	54%	54%	54%

Retail deposits	$2,612,775	$2,531,374	$2,611,121	$2,461,517	$2,423,287	$2,443,940	$2,474,874	$2,466,518	$2,418,548	$2,410,003	$2,393,553	$2,354,172	$2,402,279
Small business deposits	60,261	63,473	64,079	62,003	59,747	63,339	63,984	65,153	66,787	66,326	67,976	68,771	66,191
Other deposits	371,316	329,735	313,736	270,325	249,391	221,734	287,409	244,324	245,533	245,608	207,556	231,842	259,847
Total deposits	$3,044,352	$2,924,582	$2,988,936	$2,793,845	$2,732,425	$2,729,013	$2,826,267	$2,775,995	$2,730,868	$2,721,937	$2,669,085	$2,654,785	$2,728,317

Average retail checking account balance	$2,513	$2,417	$2,367	$2,601	$2,461	$2,486	$2,598	$2,542	$2,316	$2,403	$2,302	$2,242	$2,322
Average retail money market account balance	$12,919	$12,645	$12,391	$12,352	$12,058	$11,934	$11,938	$11,441	$11,040	$10,711	$10,402	$10,046	$9,778
Average retail CD balance	$15,387	$14,845	$14,635	$14,623	$14,576	$14,209	$13,356	$13,285	$13,173	$13,064	$12,912	$12,833	$12,801

Average small business checking account balance	$6,718	$7,489	$7,462	$7,382	$6,742	$7,674	$6,993	$7,022	$6,899	$7,231	$7,031	$7,242	$6,903
Average small business money market account balance	$45,250	$45,796	$45,283	$42,290	$39,970	$39,809	$39,990	$39,116	$39,946	$38,239	$38,978	$37,269	$35,504
Average small business CD balance	$26,859	$27,227	$26,719	$26,071	$25,893	$25,067	$23,357	$23,321	$22,609	$23,061	$23,106	$25,182	$24,281

Indirect Auto Lending —
Number of loans	1,252	941	1,278	1,065	1,117	1,096	1,607	926	924	825	787	1,111	717
Production	$28,278	$22,224	$28,361	$24,216	$25,095	$24,103	$36,465	$20,154	$19,957	$16,899	$16,362	$23,086	$15,056
Weighted Average Note Rate	7.21%	7.36%	7.48%	7.66%	7.93%	7.86%	7.78%	8.19%	8.35%	8.41%	8.37%	8.38%	8.48%

Business Equipment Financing —
Production	$14,849	$20,081	$17,522	$18,958	$17,344	$14,313	$19,693	$21,150	$17,963	$19,410	$13,366	$12,682	$13,123

QuickPost Processing —
Number of transactions	15,910	15,044	16,299	19,941	20,841	21,275	30,186	39,803	83,187	114,563	125,565	151,335	143,481

FINANCIAL INTERMEDIARY SEGMENT

Conforming mortgage production	$936,068	$900,988	$725,223	$833,301	$701,867	$697,960	$810,201	$675,864	$704,656	$723,314	$674,823	$746,475	$605,640
Non-conforming mortgage production	309,771	269,047	258,631	279,432	201,217	175,078	228,939	166,393	149,959	162,541	129,870	155,113	127,733
Total mortgage production	$1,245,839	$1,170,035	$983,854	$1,112,733	$903,084	$873,038	$1,039,140	$842,257	$854,615	$885,855	$804,693	$901,588	$733,373

Refinance loans as a % of production	34%	39%	35%	36%	40%	40%	36%	32%	31%	33%	37%	40%	44%

Conforming mortgage sales	$1,238,844	$697,468	$852,340	$939,084	$512,651	$743,747	$935,879	$461,463	$720,616	$774,967	$369,396	$922,617	$692,632
Non-conforming mortgage sales	278,359	307,651	290,339	215,177	208,165	184,670	302,455	145,966	196,759	194,972	138,870	124,260	171,936
Total mortgage sales	$1,517,203	$1,005,119	$1,142,679	$1,154,261	$720,816	$928,417	$1,238,334	$607,429	$917,375	$969,939	$508,266	$1,046,877	$864,568

Locked conforming mortgage pipeline	$1,053,315	$923,261	$1,068,194	$929,205	$969,381	$867,915	$842,835	$809,625	$856,041	$962,059	$862,208	$833,680	$610,853

TRANSACTION PROCESSING SEGMENT

ATM/Merchant Processing —
ATMs (third-party owned)	7,940	7,921	9,234	9,213	9,328	8,993	9,160	9,253	9,045	8,339	8,243	8,179	7,999
ATMs (proprietary)	505	483	478	436	407	419	422	429	423	411	405	364	428
Total ATMs Serviced	8,445	8,404	9,712	9,649	9,735	9,412	9,582	9,682	9,468	8,750	8,648	8,543	8,427

Merchant Service Terminals	2,261	2,276	2,326	2,367	2,325	2,311	2,328	2,355	2,324	2,180	2,148	2,104	1,956

Notes: The above data reflects current operating statistics and does not constitute all factors impacting the quarterly or annual financial results of the Company. The loans sales figures represent sales into the secondary market only and exclude intra-company sales to the bank.
All information is unaudited.

Monthly Commentary

Attached is our monthly operating statistics and financial data report. It reflects results for September 2006 and the prior twelve months. All comparisons below are on a month-over-month basis, unless noted otherwise.

Highlights and Clarifications

•                  Average earning assets declined by $421 million or 9.7% due primarily to the sale of the majority of our mortgage servicing rights (MSRs) and related on-balance sheet hedges.

•                  Deposits were up $73.5 million or 2.8%. The increase was centered mainly in retail checking accounts and brokered funds.

•                  Auto loan originations fell by $8.0 million or 34.8%. Management purposely moderated production in this channel since auto loans consume risk-based capital. Management believes capital is better optimized in other assets at this time.

•                  Conforming mortgage production declined by $141 million or 18.9% as mortgage conditions continued to soften. Sales tapered off by $230 million or 24.9%. The company’s capital markets execution was slightly slower than typical due mostly to the higher production volume closed in August. Non-conforming production dropped by $27.4 million or 17.7%, while non-conforming sales rose by $47.7 million or 38.4% in accordance with the normal quarterly sales pattern.

•                  The locked conforming mortgage pipeline declined by $223 million or 26.7%, reflecting seasonality and lower origination trends seen industry-wide.

Earnings Outlook

Management is in the process of closing out third quarter results. Results are expected to be noisy due to a number of actions management undertook as part of the company’s effort to narrow its lines of business and refocus on the company’s core banking and conforming mortgage operations.

The company now anticipates recording an after-tax loss of between $1.50 and $1.60 per share. The loss will consist of one-time charges related to the previously announced sale of a majority of the company’s mortgage servicing rights as well as $19.5 million in after-tax goodwill impairment associated with the company’s non-conforming mortgage business. Core operating results also fell below earlier expectations as the inverted yield curve and a challenging mortgage market continue to weigh on the company’s performance. Although mortgage repurchase demands improved from last quarter, repurchase results continued at an elevated level as did the related provision expenses. The company recorded additional FIN 45 reserves as a result.

The impact on the company’s tangible book value (“TBV”) is expected to be less than half the anticipated loss of between $1.50 and $1.60 per share. Management estimates the decline in TBV at between $0.65 and $.70. Goodwill is excluded from tangible equity. So, the goodwill impairment will not affect TBV even though it flows through the company’s income statement. The company also saw improvement in its equity position as a decline in interest rates during the quarter drove the value of certain investment securities higher. This change in values is recorded through other Comprehensive Income in the equity calculation.

The company is scheduled to report its third quarter 2006 results on November 8, 2006. Management will hold a conference call at 10 a.m. EST that morning to discuss the results in detail:

Call Title:	NetBank, Inc. Earnings Announcement
Date and Time:	November 8, 2006, 10:00 AM (EST)
Call Leader	Steven F. Herbert
Pass Code:	NetBank
Domestic:	888-889-1959
International:	+1-773-756-0814
One-Week Replay:	800-294-7483 or 203-369-3234

Matthew Shepherd
Director, Corporate Communications, NetBank, Inc.
Phone: 678-942-2683
mshepherd@netbank.com

Jimmy Locklear
Manager, Investor Relations, NetBank, Inc.
Phone: 678-942-7615
jlocklear@netbank.com

Forward-Looking Statements

Statements in this monthly operating report that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this monthly operating report, the words “believe,” “anticipate,” “estimate,” “expect,” “may,” “will,” “should,” “plan,” “intend,” “project” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and future trends to differ materially from those expressed in or implied by such forward-looking statements. The Company’s consolidated results of operations and such forward-looking statements could be affected by many factors, including but not limited to:  1) the evolving nature of the market for Internet banking and financial services generally; 2) the public’s perception of the Internet as a secure, reliable channel for transactions; 3) the success of new products and lines of business considered critical to the Company’s long-term strategy, such as small business banking and transaction processing services; 4) potential difficulties in integrating the Company’s operations across its multiple lines of business; 5) the cyclical nature of the mortgage banking industry generally; 6) a possible decline in asset quality; 7) changes in general economic or operating conditions which could adversely affect mortgage loan production and sales, mortgage servicing rights, loan delinquency rates and/or loan defaults; 8) the possible adverse effects of unexpected changes in the interest rate environment; 9) adverse legal rulings, particularly in the Company’s litigation over leases originated by Commercial Money Center, Inc.; 10) the Company’s ability to consummate in the near term a sale of a majority of its mortgage servicing rights; and/or 11) increased competition and regulatory changes. Further information relating to these and other factors that may impact the Company’s results of operations and such forward-looking statements are disclosed in the Company’s filings with the SEC, including under the caption “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. Except as required by the federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.